EXHIBIT INDEX
                               -------------

Exhibit No.                        Title                        Page
- -----------                        -----                        ----

  11.              Statement regarding computation of
                     per share earnings.                        E-2

  27.              Financial data schedule                      E-3

  99.              Additional exhibits                          E-4

                   A.   Press release dated
                        April 25, 1995








































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